UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 26, 2021
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737,
Cincinnati,	Ohio	45262-5737
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (513) 459-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTAS	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Annual Meeting of the shareholders of Cintas Corporation (the Corporation) held on October 26, 2021:

Item No. 1:
The shareholders elected the persons listed below as directors of the Corporation. The voting results were as follows:

Name	Shares For	Shares Against	Abstentions	Broker Non-Votes
Gerald S. Adolph	86,808,800	3,424,443	47,592	4,809,039
John F. Barrett	89,179,047	1,068,256	33,532	4,809,039
Melanie W. Barstad	89,236,177	1,006,584	38,074	4,809,039
Karen L. Carnahan	86,418,970	3,830,149	31,716	4,809,039
Robert E. Coletti	85,808,213	4,434,486	38,136	4,809,039
Scott D. Farmer	84,667,581	5,586,564	26,690	4,809,039
Joseph Scaminace	83,792,664	6,439,457	48,714	4,809,039
Todd M. Schneider	89,229,929	1,016,627	34,279	4,809,039
Ronald W. Tysoe	87,323,466	2,915,057	42,312	4,809,039

Item No. 2:
The shareholders approved an advisory resolution on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
87,896,091	2,338,522	46,222	4,809,039

Item No. 3:
The shareholders approved the ratification of the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for fiscal 2022. The voting results were as follows:

For	Against	Abstain
92,512,279	2,545,582	32,013

Item No. 4:
The shareholders approved the shareholder proposal regarding a simple majority vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
57,263,470	32,926,447	90,918	4,809,039

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date:	October 27, 2021	By:	/s/ J. Michael Hansen
J. Michael Hansen
Executive Vice President and Chief Financial Officer